HomeStreet, Inc. Reports Year End and Fourth Quarter 2019 Results, Initiation of Quarterly Dividend and Authorization of an Additional $25 Million Share Repurchase

Key highlights and developments:

•
Reported net income from continuing operations for the fourth quarter of 2019 of $13.1 million, or $0.54 per diluted share, compared with $13.7 million, or $0.54 per diluted share for the third quarter of 2019.

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Reported core net income from continuing operations for the fourth quarter of 2019 of $14.9 million, or $0.61 per diluted share, compared with $14.3 million, or $0.57 per diluted share for the third quarter of 2019.

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Reported Return on Average Equity from Continuing Operations of 7.48%, Return on Average Tangible Equity from Continuing Operations of 7.87%, and Core Return on Average Tangible Equity from Continuing Operations of 8.98%, for the fourth quarter of 2019

•	Initiated a quarterly dividend of $0.15 per share to holders of our common stock of record on February 5, 2020, to be paid on February 21, 2020

•
Approved an additional $25 million common stock repurchase that will commence upon the completion of our existing repurchase authorization which is expected during the first quarter of 2020, subject to regulatory non-objection

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Repurchased a total of 3,187,259 shares of our common stock at an average price of $30.75 per share in 2019, of which 531,258 shares were purchased during the fourth quarter of 2019 at an average price of $31.87 per share; subsequently repurchased 188,851 of our common stock at an average price of $33.14 from January 2, 2020 through January 23, 2020

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Reduced full time equivalent employees to 1,071 at December 31, 2019 compared to 2,036 and 1,221 at December 31, 2018 and June 30, 2019, a 47.4% and 12.3% reduction, respectively; additionally, we expect the number of full time equivalent employees to further decline to 1,027 at February 1, 2020, a 49.6% and 15.9% reduction, respectively

•	Appointed Nancy D. Pellegrino to our Board of Directors in October 2019 and appointed James R. Mitchell to our Board of Directors in January 2020

•	Originated $675.3 million of commercial real estate loans in the fourth quarter of 2019, a quarterly record

•	Increased business and consumer core deposits - checking, savings and money market deposits - by 2.4% and 3.9%, respectively from the third quarter 2019

•	2019 strategic highlights:

▪Downsized our mortgage banking business:

◦
Adopted and completed a plan to exit our stand-alone home loan center-based mortgage banking business with the sale of 47 stand-alone home loan centers and the transfer to the buyer of 464 related personnel; remaining home loan centers were closed

◦	Completed the sale and transfer of single-family mortgage servicing rights ("MSRs") totaling $14.26 billion in unpaid principal balance, representing $176.9 million in MSR fair value
◦Finalized the sale of our ownership interest in WMS Series, LLC ("WMS")

▪
Commenced an efficiency and profitability improvement initiative, informed by efficiency consultants, which is resulting in substantial organizational and operational changes to our business model, reflecting our more simplified business strategy and lower growth goals

▪	Consolidated the Lake Oswego, OR retail deposit branch into the nearby Lake Grove, OR branch

▪	Opened two de novo retail branches in San Jose and Santa Clara, CA and completed the acquisition of a retail branch and associated commercial lending team in San Diego County, CA

SEATTLE –January 27, 2020 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq:HMST) (including its consolidated subsidiaries, the "Company" or "HomeStreet"), the parent company of HomeStreet Bank, today announced the Company earned net income for the fourth quarter of 2019 of $11.0 million, or $0.45 income per diluted share compared with net income of $13.8 million, or $0.55 income per diluted share for the third quarter of 2019. Net income from continuing operations for the fourth quarter of 2019 was $13.1 million, or $0.54 per diluted share, compared with $13.7 million, or $0.54 per diluted share for the third quarter of 2019.
"HomeStreet produced solid results in the fourth quarter of 2019, capping off a year of significant change,” said Mark K. Mason, HomeStreet’s Chairman of the Board, President, and Chief Executive Officer. “During the year, after thoughtful consideration by the Board of Directors, we executed on the Board’s decision to substantially reduce our mortgage banking business. Following that decision, we planned and executed the exit of our stand-alone home loan center-based mortgage origination business and related servicing. The successful completion of this downsizing avoided significant costs of liquidation and most of our employees associated with these centers were transferred to the acquirer of the home loan centers. We also sold a majority of the mortgage servicing rights related to loan originators associated with those home loan centers. Finally, during the fourth quarter of 2019, we completed the sale of our ownership interest in our former mortgage joint venture, WMS Series, LLC."
“We have also made progress toward our goals of improving efficiency and profitability with organizational and operational changes which are resulting in substantial reductions in operating costs and headcount, with FTE falling to an expected 1,027 by February 1, 2020. While these reductions are meaningful progress toward achieving our efficiency and profitability improvement goals, the pace of our improvement continues to be challenged by the lower interest rate environment and persistently flat yield curve, which have had an adverse impact on the balances of loans held for investment and our net interest margin and certain operational, technology and real estate cost reductions will occur later than originally anticipated."
“Asset quality remained strong throughout the year, with nonperforming assets totaling 0.21% of total assets at the end of the fourth quarter. Our markets remain some of the strongest in the country with large, diverse economies, however we are keeping a careful eye on fundamentals and remain focused on controlling credit risk.”
“The Board recognizes that our shareholders have supported the development of the company and the recent significant changes to our strategy, all of which were pursued with the goals of reducing earnings volatility and improving profitability and, ultimately, enhancing shareholder value. While some these actions, and specifically the current initiative to improve operating efficiency, are obviously still works in process, it is clear to the Board that the foundation for improvement has been laid. As such, the Board is pleased at this time to reflect the accomplishments to date with the initiation of a quarterly common stock dividend and the authorization of the repurchase of up to an additional $25 million of our common stock. The Board declared the quarterly dividend for the first quarter of 2020 at $0.15 per share, to be paid on February 21, 2020 to shareholders of record as of the close of the market on February 5, 2020. These actions underscore the Board’s belief in HomeStreet’s future performance and long-term value creation for shareholders.”
On January 23, 2020, the Board of Directors approved an addition to our share repurchase program for up to $25 million in aggregate amount of shares of the Company’s common stock, no par value, from shareholders, which represents approximately 3.2% of the Company’s currently outstanding common stock based on the closing price of the stock as of January 23, 2020. This authorization is in addition to the 3.4 million shares of common stock that the Company repurchased in 2019 and early 2020. Under this addition to our repurchase program, the Company may again repurchase shares from time to time in the open market, in privately negotiated stock purchases or pursuant to any trading plan that may be adopted in accordance with Rule 10b-18 and Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and applicable federal securities laws. The share repurchase plan does not obligate the Company to acquire any particular amount of common stock, and it may be modified or suspended at any time at the Company's discretion. This additional authorization is subject to regulatory approval and repurchases under this authorization will not be commenced unless and until such non-objection is received.

Conference Call
HomeStreet, Inc., the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Monday, January 27, 2020 at 1:00 p.m. EST. Mark K. Mason, President and CEO, and Mark R. Ruh, Executive Vice President and Chief Financial Officer, will discuss fourth quarter and year end 2019 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10137552 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada and 1-412-317-1075 internationally) shortly before 1:00 p.m. EST.
A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10137552.

The information to be discussed in the conference call will be posted on the Company's web-site before the market opens on Monday, January 27, 2020.
About HomeStreet
Almost 100 years old, HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington and is the holding company for HomeStreet Bank, a state-chartered, FDIC-insured commercial bank. HomeStreet offers consumer, commercial and private banking services, investment and insurance products, and originates residential and commercial mortgages and construction loans for borrowers located in the Western United States and Hawaii. Certain information about our business can be found on our investor relations web-site located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and an Equal Housing Lender.

Contact:	Investor Relations:
HomeStreet, Inc.
Gerhard Erdelji (206) 515-4039
Gerhard.Erdelji@HomeStreet.com
http://ir.homestreet.com

Forward-Looking Statements

This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial condition and likelihood of success, as well as plans and expectations for future actions and events. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about our expectations about future performance and financial condition, long term value creation, reduction in volatility, reliability of earnings, cost reduction initiatives, performance of our continued operations relative to our past operations, the nature and magnitude of additional expected charges related to our plan of exit for our home loan center-based mortgage operations and expectations regarding the ongoing impact of our sale of assets related to the home loan based mortgage business and transfer of the mortgage servicing rights on our future financial condition and results of operations. When used in this press release, the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will" and "would" and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond management's control. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Among other things, we face limitations and risks associated with recent restructuring activities, the ongoing need to anticipate and address similar issues affecting our business, and challenges to our ability to efficiently expand our banking operations, meet our growth targets, maintain our competitive position and generate positive net income and cash flow, and the appropriate allocation of our prior operations between continuing operations and discontinued operations. These limitations and risks include unexpected costs, charges or expenses relating to or resulting from the disposition of our stand-alone home loan centers and sale of a significant portion of our mortgage servicing rights portfolio; our inability to implement all or a significant portion of the cost reduction measures we have identified, the risk of adverse impacts to our business of reducing the size of our operations; changes in general political and economic conditions that impact our markets and our business; actions by the Federal Reserve Board and financial market conditions that affect monetary and fiscal policy; regulatory and legislative actions that may increase capital requirements or otherwise constrain our ability to do business, including new or changing interpretations of existing statutes or regulations and restrictions, fines or penalties that could be imposed by our regulators on certain aspects of our operations or on our growth initiatives and acquisition activities; our ability to maintain electronic and physical security of our customer data and our information systems; our ability to maintain compliance with current and evolving laws and regulations; our ability to attract and retain key personnel; employee litigation risk arising from current or past operations including but not limited to various restructuring activities undertaken by the Bank in recent years; our ability to make accurate estimates of the value of our non-cash assets and liabilities; our ability to operate our business efficiently in a time of lower revenues and increases in the competition in our industry and across our markets; and the extent of our success in resolving problem assets. The results of our restructuring activities and cost efficiency measures may fall short of our financial and operational expectations. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards; decreases in interest rates; increase in competition for loans; unfavorable changes in general economic conditions, including housing prices and the job market; the impact of natural disasters on housing availability; the ability of our customers to meet their debt obligations; consumer confidence and spending habits either nationally or in the regional and local market areas in which we do business; and recent and future legislative or regulatory actions or reform that affect us directly or our business or the banking or mortgage industries more generally. A discussion of the factors that may pose a risk to the achievement of our business goals and our operational and financial objectives is contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which we update from time to time in our filings with the Securities and Exchange Commission. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

The information contained herein is unaudited, although certain information related to the year ended December 31, 2018 has been derived from our audited financial statements for the year then ended as included in our 2018 Form 10-K. All financial data for the year end December 31, 2018 should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2018 and the notes to such consolidated financial statements of HomeStreet, Inc. and subsidiaries as of and for the fiscal year ended December 31, 2018, as contained in the Company's Annual Report on Form 10-K for such fiscal year.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we have disclosed the following non-GAAP financial measures: core net income, core diluted income per common share, core net income from continuing operations, core diluted income from continuing operations per common share and core efficiency ratios, which in each case excludes income tax reform-related items, acquisition-related items, net of tax and restructuring-related items, net of tax. We have also disclosed adjusted noninterest expense from both continuing operations and continuing operations and discontinued operations consolidated, which excludes acquisition-related items and restructuring-related items. We have also presented return on average shareholders' equity, return on average tangible shareholders' equity, and return on average assets, which in each case excludes income tax reform-related items, restructuring related items, net of tax and acquisition-related items, net of tax. Our management believes that these non-GAAP financial measures provide meaningful supplemental financial information regarding our results of core operations by excluding certain loss on disposal and restructuring-related expenses, as well as acquisition-related revenues and expenses and the impact of the Tax Reform Act tax benefit, each of which may not be indicative of our expected recurring results of operations.

We also have disclosed tangible shareholders' equity, tangible book value per share of common stock, average tangible shareholders' equity and return on average tangible shareholders' equity which are non-GAAP financial measures.

We believe that both management and investors benefit from referring to each of the above non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are available to institutional investors and analysts to help them assess the strength of our business on a normalized basis.

The presentation of all of the above non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Below we present a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP measure.

Results for Continuing Operations	Quarter Ended December 31,
(in thousands)	2019	2018
Net income from continuing operations	$13,105	$12,209
Impact of income tax reform-related benefit	—	(4,884)
Impact of restructuring-related expenses, net of tax	1,811	4
Impact of acquisition related expenses, net of tax	28	54
Core net income from continuing operations	$14,944	$7,383

Return on average shareholders' equity	7.48%	6.65%
Impact of goodwill and other intangibles	0.39%	0.27%
Return on average tangible shareholders' equity	7.87%	6.92%
Impact of tax reform-related benefit	—%	(2.77)%
Impact of restructuring-related expenses, net of tax	1.09%	—%
Impact of acquisition related expenses, net of tax	0.02%	0.03%
Return on average tangible shareholders' equity, excluding tax reform-related benefit, restructuring related expenses and acquisition related expenses	8.98%	4.18%